Exhibit 3.17

• Please PRINT or TYPE in black ink

• Sign, date and return original AND ONE COPY to:

 CORPORATIONS DIVISION
 801 CAPITOL WAY SOUTH - PO BOX 40284
 OLYMPIA, WA 98504-0234

• BE SURE TO INCLUDE FILING FEE. Checks
should be made payable to “Secretary of State”

APPLICATION TO FORM A
LIMITED PARTNERSHIP
(Per Chapter 25. 10 RCW)
FEE: $175

EXPEDITED (24-HOUR) SERVICE AVAILABLE - $20 PER ENTITY
INCLUDE FEE AND WRITE “EXPEDITE” IN BOLD LETTERS
ON OUTSIDE OF ENVELOPE

FOR OFFICE USE ONLY

		FILED: / /		UBL: 602 330 810
CORPORATION NUMBER:

Important Person to Contact about this filing HAL BARBER		Daytime Phone Number (with area code) 847.709.8899
CERTIFICATE OF LIMITED PARTNERSHIP
NAME OF LIMITED PARTNERSHIP (L-P) (Must contain the words “Limited Partnership or “L.P”)

GABLES AT HIDDENBROOK LIMITED PARTNERSHIP
ADDRESS OF LP’S PRINCIPAL PLACE OF BUSINESS (Where records are maintained)
Street Address (Required)	9013 N.E. HIGHWAY 99, SUITE K	City	VANCOUVER	State	WA	ZIP	98665
PO Box (Optional - Must be in same city as street address)				ZIP (If different than street ZIP)

EFFECTIVE DATE OF LP (Specified effective date may be up to 30 days AFTER receipt of the document by the Secretary of State)
☐ Specific Date:	☒ Upon filing by the Secretary of State

LATEST DATE UPON WHICH THE PARTNERSHIP WILL BE DISSOLVED
SEPTEMBER 24, 2023
>>> PLEASE ATTACH ANY OTHER PROVISIONS THE LP ELECTS TO INCLUDE <<<
NAME AND ADDRESS OF WASHINGTON STATE REGISTERED AGENT
Name		C T Corporation System
Street Address (Required)	c/o C T Corporation System, 520 Pike Street	City	Seattle	State	WA	ZIP	98101
PO Box (Optional - Must be in same city as street address)			ZIP (If different than street ZIP)

I consent to serve as Registered Agent in the State of Washington for the above named Limited Partnership (LP). I understand it will be my responsibility to accept Service of Process on behalf of the LP, to forward mail to the LP; and to immediately notify the Office of the Secretary of State if I resign or change the Registered Office Address.

By: /s/ Lauren Greco	Lauren Greco	C T Corporation System				9/24/03
Signature of Agent	Assistant Secretary	Printed/ Name				Date

NAMES AND ADDRESSES OF EACH GENERAL PARTNER (If necessary, attach additional names and addresses)
Printed Name	KIMBALL HILL HOMES WASHINGTON, INC.	Signature	/s/ Hal H. Barber
Address	9013 N.E. HIGHWAY 99, SUITE K	City	VANCOUVER	State	WA	ZIP	98665
Printed Name		Signature
Address		City		State		ZIP
Printed Name		Signature
Address		City		State		ZIP

INFORMATION AND ASSISTANCE - 360/753-7115 (TDD - 360/753-1485

WA025 - 2/19/03 C T System Online